 FAX (303) 623-4258

621 SEVENTEENTH STREET

SUITE 1550

DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GELOLOGISTS

As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Questar Exploration and Production Company in the Form 10-K of Questar Corporation and Questar Market Resources, Inc. as of years ended December 31, 2006, 2007, 2008 and 2009 incorporated herein by reference into Questar Corporation’s Registration Statements Nos. 33-04436, 33-15149, 33-40800, 33-40801,33-48169, 333-04913, 333-04951, 333-67658, 333-89486 and 333-09643 on Form S-8.

/s/Ryder Scott Company L.P.

RYDER SCOTT COMPANY,L.P.

Denver, Colorado

February 25, 2010

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS    TBPE FIRM LIC. NO. F-1580